UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

TRAIL ONE, INC.

(Name of registrant in its charter)

Nevada	333-170781	27-3425913
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1208 Gaither Road, Rockville, Maryland 20850

(Address of principal executive offices)

(571) 224-6627

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On May 24, 2013 (the “Closing Date”), Ralph Montrone (the “Selling Stockholder”), the owner of an aggregate of 10,000,000 shares of common stock of Trail One, Inc. (the “Registrant”), representing approximately 55.6% of the issued and outstanding shares of the common stock of the Registrant (the “Shares”), entered into and performed a Securities Purchase Agreement (the “SPA”), pursuant to which the Selling Stockholder sold all 10,000,000 Shares to Mohammad Omar Rahman. Pursuant to the SPA, the Selling Stockholder sold the Shares to Mr. Rahman for aggregate consideration of $340,000, or approximately $0.034 per share, less the amount of all liabilities of the Registrant as of the Closing Date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the SPA and the transactions contemplated thereby, effective on the Closing Date, Mr. Rahman was appointed by the existing director to serve as the Registrant’s Chief Executive Officer and was elected by the shareholders of the Registrant to serve as a director. In addition, in accordance with the SPA and the transactions contemplated thereby, the Selling Stockholder has resigned as an officer and agreed to resign as the director of the Registrant effective upon compliance by the Registrant with any applicable information distribution requirements. Mr. Rahman does not presently have any agreement with the Registrant to receive any compensation for his service as the Registrant’s Chief Executive Officer and director.  Mr. Rahman will receive reimbursement of reasonable expenses incurred in his capacity as the Chief Executive Officer or director. Upon the resignation of the Selling Stockholder as an officer and director of the Registrant, Mr. Rahman shall be the sole officer and director of the Registrant. There are no related party transactions between the Registrant and Mr. Rahman that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Director and Officer

Mohammad Omar Rahman (age 31) was appointed to serve as the Registrant’s Chief Executive Officer and as the Registrant’s director as of the Closing Date. Mr. Rahman has several years of experience within the financial services and consulting industries. He has served in various roles and has developed a keen understanding of investment and client management. His responsibilities have included financial modeling, investment valuations, financial & tax reporting, cash flow forecasting, business process re-engineering, and strategic planning. Since April 2007, Mr. Rahman has been a member of the Carlyle Group and has helped manage operations of its Asia Buyout, Asia Growth, Europe Growth & Technologies, Infrastructure and Real Estate funds. Prior to joining Carlyle, Mr. Rahman was a management consultant with BearingPoint Inc. and he has also worked at Oliver Carr & Co. Mr. Rahman received his Masters of Accountancy from George Washington University’s School of Business and has a BSBA in Finance with a minor in Economics from University of Florida’s Warrington School of Business. He is currently an MBA candidate at Georgetown University’s McDonough School of Business and holds a CPA license in the state of Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRAIL ONE, INC.

Date: June 10, 2013	By: /s/ Mohammad Omar Rahman
Mohammad Omar Rahman Chief Executive Officer